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                                                                    EXHIBIT 4(v)

                             SILICON VALLEY BANK
                            ANTIDILUTION AGREEMENT

     THIS ANTIDILUTION AGREEMENT is entered into as of July 31, 2000, by and between Silicon Valley Bank ("Purchaser") and the Company whose name appears on the last page of this Antidilution Agreement.

                                   RECITALS
                                   --------

     A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

     B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance (as defined in Exhibit A to the Warrant).

     C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

          1.   Definitions. As used in this Antidilution Agreement, the
               -----------
following terms have the following respective meanings:

               (a) "Option" means any right, option, or warrant to subscribe for, purchase, or otherwise acquire common stock or Convertible Securities.

               (b) "Convertible Securities" means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for common stock.

               (c) "Issue" means to grant, issue, sell, assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

               (d) "Additional Common Shares" means all common stock (including reissued shares) issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, any common stock issued in a transaction described in Sections 2.1 and 2.2 of the Warrant; any common stock Issued upon conversion of preferred stock or other securities outstanding on the date of the Warrant; the Shares; or common stock Issued as incentive or in a nonfinancing transaction to employees, officers, directors, or consultants to the Company or any transaction involving the Company's issuance of securities (A) as consideration in a merger or consolidation, (B) in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or (C) as consideration for the acquisition of a business, product, license or other assets by the Company.




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               (e) The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security.

     2.   Deemed Issuance of Additional Common Shares. The shares of common
          -------------------------------------------
stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

     3.   Adjustment of the Number of Shares for Diluting Issuances. If the
          ---------------------------------------------------------
Company issues Additional Common Shares (including, without limitation, the issuance of a public or private offering) after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Warrant Price in effect immediately before such Issue (the "Consideration Price"), the number of Shares issuable upon the exercise of the Warrant shall be increased, concurrently with such Issue, to a number that is equal to the following: The Exercise Price set forth on the Warrant shall be divided by the Consideration Price and the resultant shall be multiplied by the number of Shares issuable (as increased from time to time) upon the exercise of the Warrant.

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     9.   Computation of Consideration. The consideration received by the
          ----------------------------
Company for the Issue of any Additional Common Shares shall be computed as follows:

        (a)    Cash shall be valued at the amount of cash received by the
               ----
Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

        (b)    Property. Property other than cash shall be computed at the fair
               --------
market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

        (c)    Mixed Consideration. The consideration for Additional common
               -------------------
Shares Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

        (d)    Options and Convertible Securities. The consideration per
               ----------------------------------
Additional Common Share for Options and Convertible Securities shall be determined by dividing:

               (i) the total amount, if any, received or receivable by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

               (ii) the maximum amount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.

     10.  General.
          -------

        10.1   Governing Law. This Antidilution Agreement shall be governed in
               -------------
all respects by the laws of the State of California as such are applied to agreements between California residents entered into and to be performed entirely within California.

        10.2   Successors and Assigns. Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        10.3   Entire Agreement. Except as set forth below, this Antidilution
               ----------------
Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the parties with regard to the subjects hereof and thereof.

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          10.4   Notices, etc. All notices and other communications required or
                 ------------
permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Purchaser in writing.

          10.5   Severability. In case any provision of this Antidilution
                 ------------
Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

          10.6   Titles and Subtitles. The titles of the sections and
                 --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

          10.7   Counterparts. This Antidilution Agreement may be executed in
                 ------------
any number of counterparts, each of which shall be an original, but all which together shall constitute one instrument.

PURCHASER                              COMPANY

SILICON VALLEY BANK                    _______________________________________


By: _______________________________    By: ___________________________________

Name: _____________________________    Name: _________________________________
         (print)                                (print)

Title:                                 Title: Chairman of the Board, President
                                              or Vice President
___________________________________
Address: 3003 Tasman Drive             Address: 1800 Robert Fulton Drive, Suite
         Santa Clara, CA 95054                  250 Reston, VA 20191

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